Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: CalAmp Corp., et al., Debtors.[1]	Chapter 11 Case No. 24-11136 (LSS) (Jointly Administered)

NOTICE OF FILING OF PROPOSED FINDINGS OF FACT,

CONCLUSIONS OF LAW, AND ORDER (I) APPROVING THE

DISCLOSURE STATEMENT FOR, AND CONFIRMING THE AMENDED JOINT

PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF

CALAMP CORP. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11

OF THE BANKRUPTCY CODE AND (II) GRANTING RELATED RELIEF

PLEASE TAKE NOTICE that, on June 3, 2024, the above-captioned debtors and debtors in possession (the “Debtors”) filed the Joint Prepackaged Chapter 11 Plan of Reorganization of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 16] with the United States Bankruptcy Court for the District of Delaware (the “Court”).

PLEASE TAKE FURTHER NOTICE that, also on June 3, 2024, the Debtors filed the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 17] (the “Disclosure Statement”)2 with the Court.

PLEASE TAKE FURTHER NOTICE that, on July 9, 2024, the Debtors filed the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 124-1] (as amended or modified, the “Plan”).

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number are: CalAmp Corp. (7070); CalAmp Wireless Networks Corporation (1740); LoJack Global LLC (4794); and Synovia Solutions LLC (2994). The Debtors’ service address is 15635 Alton Parkway, Suite 250, Irvine, CA 92618.

[2]	Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Plan and Disclosure Statement.

PLEASE TAKE FURTHER NOTICE that, the Debtors hereby file a proposed form of order approving the adequacy of the Disclosure Statement and confirming the Plan, a copy of which is attached hereto as Exhibit A (the “Proposed Confirmation Order”).

PLEASE TAKE FURTHER NOTICE that a hearing to consider, among other things, approval of the Disclosure Statement, confirmation of the Plan, and entry of the Proposed Confirmation Order is scheduled to be held on July 11, 2024 at 9:30 a.m. (ET) (the “Hearing”) before the Honorable Laurie Selber Silverstein at the Court, 824 North Market Street, 6th Floor, Courtroom No. 2, Wilmington, Delaware 19801.

PLEASE TAKE FURTHER NOTICE that the Debtors intend to present the Proposed Confirmation Order, substantially in the form attached hereto as Exhibit A, at the Hearing. To the extent the Debtors make revisions to the Proposed Confirmation Order, the Debtors intend to submit a revised form of order to the Court prior to or at the Hearing.

Dated: July 9, 2024

Respectfully submitted,
Wilmington, Delaware
/s/ Gregory J. Flasser
L. Katherine Good (No. 5101)
Aaron H. Stulman (No. 5807)
Gregory J. Flasser (No. 6154)
POTTER ANDERSON & CORROON LLP
1313 N. Market Street, 6th Floor
Wilmington, Delaware 19801
Telephone: (302) 984-6000
Facsimile: (302) 658-1192
	Email:	kgood@potteranderson.com
astulman@potteranderson.com
gflasser@potteranderson.com

Counsel to the Debtors and Debtors in Possession

2

EXHIBIT A

(Proposed Confirmation Order)

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: CalAmp Corp., et al., Debtors.[1]	Chapter 11 Case No. 24-11136 (LSS) (Jointly Administered)

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER

(I) APPROVING THE DISCLOSURE STATEMENT FOR, AND CONFIRMING

THE JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF

CALAMP CORP. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11

OF THE BANKRUPTCY CODE AND (II) GRANTING RELATED RELIEF

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having, in each case, in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules:

a.

caused, on or about June 2, 2024 (the “Solicitation Date”), the distribution of the following solicitation materials (the “Solicitation Materials”) to the Holder (a “Voting Creditor”) of a Claim in the Voting Class (as defined herein): (i) the Joint Prepackaged Chapter 11 Plan of Reorganization of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Initial Plan”), (ii) the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code with all exhibits thereto (the “Disclosure Statement”), and (iii) a Ballot to be submitted by the Voting Creditor in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, as evidenced by the Declaration of Jung W. Song Regarding the Solicitation of Votes and Tabulation of Ballots Cast on, and Elections to Opt Out of the Third Party Release of, the Amended Joint Prepackaged Chapter 11 Plan of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 120] (the “Voting Declaration”).

b.

commenced, on June 3, 2024 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Court”) for relief under the Bankruptcy Code;

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number are: CalAmp Corp. (7070); CalAmp Wireless Networks Corporation (1740); LoJack Global LLC (4794); and Synovia Solutions LLC (2994). The Debtors’ service address is 15635 Alton Parkway, Suite 250, Irvine, CA 92618.

c.

filed, on the Petition Date: (i) the Debtors’ Motion for Entry of an Order (I) Scheduling a Combined Hearing on Adequacy of Disclosure Statement and Confirmation of Prepackaged Plan; (II) Establishing the Plan and Disclosure Statement Objection Deadlines and Related Procedures; (III) Approving the Solicitation Procedures and Form of Ballot; (IV) Directing That a Meeting of Creditors Not Be Convened; (V) Waiving the Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (VI) Granting Related Relief [Docket No. 14] (the “Scheduling Motion”); (ii) the Initial Plan; and (iii) the Disclosure Statement;

d.

obtained, on June 4, 2024, entry of the Order (I) Scheduling a Combined Hearing on Adequacy of Disclosure Statement and Confirmation of Prepackaged Plan; (II) Establishing the Plan and Disclosure Statement Objection Deadlines and Related Procedures; (III) Approving the Solicitation Procedures and Form of Ballot; (IV) Directing That a Meeting of Creditors Not Be Convened; (V) Waiving the Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (VI) Granting Related Relief [Docket No. 39] (the “Scheduling Order”);

e.

caused, on June 5, 2024, (i) the distribution of notices of non-voting status (the “Notices of Non-Voting Status”), which provided a summary of the Plan, to parties in interest that were not entitled to vote on the Plan, and (ii) the distribution of the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases, (II) Combined Hearing on the Disclosure Statement, Confirmation of the Joint Prepackaged Chapter 11 Plan, and Related Matters, and (III) Related Objection and Briefing Deadlines [Docket No. 45] (the “Combined Notice”) to parties in interest, each as evidenced by the Affidavit of Service [Docket No. 61] filed on June 13, 2024 (the “Notice of Commencement Affidavit”);

f.

caused, on June 13, 2024, the publication of the Combined Notice setting forth the date and time set for the hearing to consider approval of the Disclosure Statement and Confirmation of the Plan (the “Combined Hearing”) in the national edition of USA Today, as evidenced by the Certification of Publication [Docket No. 66] filed on June 14, 2024 (the “Publication Affidavit”);

g.	filed, on June 28, 2024, the Notice of Filing of Plan Supplement [Docket No. 109] (as may be amended, modified, or supplemented from time to time, the “Plan Supplement”);

h.

filed, on July 9, 2024, the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, as Modified [Docket No. 124-1] (as supplemented by the Plan Supplement, and as may be further amended, modified, or supplemented from time to time in accordance with the terms thereof, the “Plan”);[2] and

i.

filed, on July 9, 2024, the (i) Declaration of Jikun Kim in Support of Confirmation of the Amended Joint Prepackaged Chapter 11 Plan of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, as Modified [Docket No. 121] (the “Kim Declaration”), (ii) Declaration of Eric Scroggins in Support of Confirmation of the Amended Joint Prepackaged Chapter 11 Plan of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, as Modified [Docket No. 119] (the “Scroggins Declaration”), (iii) Declaration of Jill Frizzley in Support of Confirmation of the Amended Joint Prepackaged Chapter 11 Plan of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 122] (the “Frizzley Declaration”), (iv) Voting Declaration (and together with the Kim Declaration, Scroggins Declaration, and the Frizzley Declaration, the “Confirmation Declarations”), and (v) Debtors’ Memorandum of Law in Support of Confirmation of the Amended Joint Prepackaged Chapter 11 Plan of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, as Modified [Docket No. 125] (the “Confirmation Memorandum”).

The Court having:

i.	set July 11, 2024 at 9:30 a.m. (ET) as the date and time for the commencement of the Combined Hearing;

ii.

reviewed the solicitation procedures regarding votes to accept or reject the Plan (the “Solicitation Procedures”) as set forth in the Disclosure Statement and the Scheduling Motion, which Solicitation Procedures were approved by the Scheduling Order;

iii.

reviewed the Plan, the Disclosure Statement, the Plan Supplement, the Confirmation Memorandum, the Confirmation Declarations, and all other filed pleadings, exhibits, statements, affidavits, and declarations regarding confirmation of the Plan (“Confirmation”), including any objections, statements, and reservations of rights made with respect thereto;

iv.	reviewed the discharge, compromises, releases, exculpations, and injunctions set forth in Article IX of the Plan;

v.	held the Combined Hearing and heard the statements, arguments, and objections made by counsel, and considered the evidence presented, proffered, and adduced, in respect of Confirmation; and

[2]	Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan or Disclosure Statement, as applicable.

vi.	overruled any and all objections to the Plan and Confirmation thereof and any and all statements and reservations of rights not consensually resolved or withdrawn unless otherwise indicated.

NOW, THEREFORE, it appearing to the Court that notice of the Combined Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation of the Plan have been adequate and appropriate as to all parties in interest affected or to be affected by the Plan and the transactions contemplated thereby, and that the legal and factual bases set forth in the documents filed in support of approval of the Disclosure Statement and Confirmation of the Plan and the arguments and evidence presented at the Combined Hearing establish just cause for the relief granted herein, and after due deliberation thereon and good cause appearing therefor, the Court here makes and issues the following findings of fact, conclusions of law, and order:

IT IS HEREBY FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A. Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute the Court’s findings of fact and conclusions of law under rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction, Venue, Core Proceeding. This Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012. Venue of these proceedings and the Chapter 11 Cases in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2) and this Court may enter a final order hereon under Article III of the United States Constitution.

C. Chapter 11 Petitions. On the Petition Date, the Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have operated their business and managed their properties as debtors in possession pursuant to section 1107(a) and 1108 of the Bankruptcy Code. No trustee, examiner, or official committees have been appointed in these Chapter 11 Cases.

D. Burden of Proof. The Debtors, as the proponents of the Plan, have met their burden of proving the elements of the applicable sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence.

E. Adequacy of Disclosure Statement. The Disclosure Statement contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions set forth therein (including the Restructuring Transactions) and is approved in all respects. The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b).

F. Voting. Only Holders of Claims in Class 3 (Term Loan Claims) were entitled under the Plan to vote to accept or reject the Plan (the “Voting Class”). As evidenced by the Voting Declaration, Stretto, Inc. (“Stretto” or the “Claims, Noticing, and Solicitation Agent”) adhered to the Solicitation Procedures and distributed Solicitation Packages (as defined below) (including a Ballot) to the Holder of Claims in the Voting Class. As further evidenced by the Voting Declaration, the Voting Class has voted to accept the Plan in accordance with the requirements of section 1124, 1126, and 1129 of the Bankruptcy Code.

G. Solicitation. Prior to the Petition Date, the Initial Plan, the Disclosure Statement, and the Ballot, and, after the Petition Date, the Combined Notice, and the Notices of Non-Voting Status were transmitted and served in compliance with the Bankruptcy Rules (including Bankruptcy Rules 3017 and 3018), the Local Rules, and the Scheduling Order. The form of Ballot adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for the holder of Claims in the Voting Class. The period during which the Debtors solicited acceptances to the Plan was a reasonable period of time under the circumstances of these Chapter 11 Cases. The Debtors were not required to solicit votes from the holders of Claims or Equity Interests in Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 4 (Secured Notes Claims), Class 5 (General Unsecured Claims), Class 6 (Intercompany Claims), Class 7 (Intercompany Interests), or Class 8 (Equity Interests and Section 510(b) Claims), as each such Class is either Unimpaired under the Plan (and therefore conclusively presumed to accept the Plan) or Impaired (and therefore deemed to have rejected the Plan) (the foregoing classes, collectively, the “Non-Voting Classes”). As evidenced by the Voting Declaration, the transmittal and service of the Plan, the Disclosure Statement, the Ballot (all of the foregoing, the “Solicitation Package” and such transmittal of the Solicitation Package to the Voting Class, the “Solicitation”), the Combined Notice, and the Notices of Non-Voting Status to Holders of Claims and Equity Interests in Non-Voting Classes were timely, adequate, and sufficient under the circumstances. The Solicitation Package and Solicitation of votes on the Plan was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases, was conducted in good faith, and was in compliance with the Solicitation Procedures and Scheduling Order, the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations.

H. Notice. As is evidenced by the Notice of Commencement Affidavit, the Solicitation Affidavit, and the Publication Affidavit, all parties required to receive a Solicitation Package, the Combined Notice (including the deadline for filing and serving objections to confirmation of the Plan), and the Notice of Non-Voting Status have been given due, proper, timely, and adequate notice in accordance with the Scheduling Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, or regulations, and such parties have had an opportunity to appear and be heard with respect thereto. No other or further notice is required.

I. Combined Hearing on Approval of Disclosure Statement and Confirmation of Plan. It was appropriate to hold the Combined Hearing on the Debtors’ request for approval of the Disclosure Statement and confirmation of the Plan under sections 105(d)(2)(B)(vi) and 1125(g) of the Bankruptcy Code, and Bankruptcy Rule 3018(b).

J. Plan Supplement. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. The Debtors reserve the right to alter, amend, update, or modify the Plan Supplement and any schedules, exhibits, or amendments thereto, prior to the Effective Date in accordance with the terms of the Plan and subject to the terms of this Confirmation Order. The filing and notice of the Plan Supplement, and any modifications or supplements thereto, were proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order, and no other or further notice is or shall be required.

K. Plan Modifications. Subsequent to the filing of the Plan, the Debtors agreed to make certain modifications to the Initial Plan (the “Plan Modifications”). The Plan Modifications were made, among other things, to address potential objections and informal comments received from various parties-in-interest. The Plan Modifications do not materially adversely affect the treatment of any Claim against, or Equity Interest in, any of the Debtors under the Plan. The filing with the Court of the Plan and the Plan Modifications constitutes due and sufficient notice thereof. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, none of these modifications require additional disclosure under section 1125 of the Bankruptcy Code or re-solicitation of votes under section 1126 of the Bankruptcy Code. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Holder of Claims that voted to accept the Plan or that is conclusively presumed to have accepted the Plan is presumed to have accepted the Plan Modifications. No Holder of a Claim that has voted to accept the Plan shall be permitted to change its vote as a consequence of the Plan Modifications. The Plan shall constitute the Plan submitted for confirmation by the Court.

L. Bankruptcy Rule 3016. The Plan is dated and identifies the Debtors as the Plan proponents, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement satisfied Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined, released, and exculpated and identify the entities that will be subject to the injunction, releases, and exculpations, thereby satisfying Bankruptcy Rule 3016(c).

M. Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

i. Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). In addition to Administrative Claims, Professional Fee Claims, and Priority Tax Claims, which need not be classified, Article III classifies eight (8) Classes of Claims against, and Equity Interests in, the Debtors. The Claims and Equity Interests placed in each Class are substantially similar to other Claims and Equity Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Equity Interests. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

ii. Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III of the Plan specifies that Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 4 (Secured Notes Claims), and Class 5 (General Unsecured Claims) are unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

iii. Specified Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan designates Class 3 (Secured Term Loan Claims) as impaired within the meaning of section 1124 of the Bankruptcy Code and specifies the treatment of the Claims in that Class, thereby satisfying section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan designates Class 8 (Equity Interests and Section 510(b) Claims) as impaired and deemed not entitled to vote within the meaning of section 1124 of the Bankruptcy Code and specifies the treatment of the Claims and Equity Interests in that Class, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

iv. Specified Treatment of Unimpaired/Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan designates Class 6 (Intercompany Claims) and Class 7 (Intercompany Interests) as impaired or unimpaired within the meaning of section 1124 of the Bankruptcy Code and specifies the treatment of the Claims or Equity Interests in that Class, thereby satisfying sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code.

v. No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the Holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

vi. Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan, including the Restructuring Transactions and the various documents and agreements set forth in the Plan Supplement, provide adequate and proper means for the implementation of the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code, including, without limitation, (i) the selection of the directors and officers of each of the Reorganized Debtors, including the appointment of the Reorganized Board; (ii) the distribution of the New Equity Interests as provided in the Plan and cancellation of existing Equity Interests; (iii) the execution, entry into and delivery of the Amended Secured Term Loan Credit Documents; (iv) the implementation of the Restructuring Transactions; (v) the adoption of the New Corporate Governance Documents; (vi) the assumption of certain Executory Contracts and Unexpired Leases; (vii) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date; and (viii) the preservation of causes of action and vesting of assets of the Debtors’ Estates in the Reorganized Debtors.

vii. Non-Voting Equity Securities/Allocation of Voting Power (11 U.S.C. § 1123(a)(6)). The New Corporate Governance Documents prohibit the issuance of non-voting equity securities, thereby satisfying section 1123(a)(6) of the Bankruptcy Code. The issuance of the New Equity Interests complies with section 1123(a)(6) of the Bankruptcy Code. On the Effective Date, the Reorganized Board shall be deemed to have adopted the New Corporate Governance Documents.

viii. Designation of Directors and Officers (11 U.S.C. § 1123(a)(7)). The Plan Supplement and section 4.16 of the Plan contain provisions with respect to the manner of selection of directors and officers of the Reorganized Debtors that are consistent with the interests of creditors, equity security holders, and public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

ix. Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. 1123(b)(1)). Pursuant to Article III of the Plan, as set forth in section 1123(b)(1) of the Bankruptcy Code, (a) Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 4 (Secured Notes Claims), and Class 5 (General Unsecured Claims) are Unimpaired; (b) Class 3 (Secured Term Loan Claims) and Class 8 (Equity Interests and Section 510(b) Claims) are Impaired; and (c) Class 6 (Intercompany Claims) and Class 7 (Intercompany Interests) are Impaired/Unimpaired.

x. Assumption and Rejection (11 U.S.C. § 1123(b)(2)). Article V of the Plan provides that all Executory Contracts and Unexpired Leases of the Debtors will be deemed assumed by the applicable Debtor in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than those that (i) are identified on the Rejected Executory Contracts and Unexpired Leases Schedule, as may be amended; (ii) previously expired or terminated pursuant to their own terms, (iii) have been previously assumed or rejected pursuant to a Final Order by the Debtors prior to the Effective Date; or (iv) are the subject of a motion seeking assumption or rejection as of the Effective Date or such later date. The Debtors scheduled any Executory Contract or Unexpired Leases sought to be rejected in the Plan Supplement.

xi. Preservation of Rights of Action and Reservation of Rights (11 U.S.C. § 1123(b)(3)). Except as otherwise expressly provided in the Plan, including, without limitation, Article IX, nothing contained in the Plan or this Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff, recoupment, or other legal or equitable defenses of the Debtors or the Reorganized Debtors. In accordance with section 1123(b) of the Bankruptcy Code, each Reorganized Debtor shall retain and may enforce all rights to commence and pursue, as appropriate, any and all claims and Causes of Action of the applicable Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated under section 4.18 of the Plan and in the List of Retained Causes of Action, and the Reorganized Debtors’ respective rights, as applicable, to commence, prosecute, or settle such claims and Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.

xii. Additional Plan Provisions (11 U.S.C. § 1123(b)(5)-(6)). The Plan’s other provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including, without limitation, provisions for (1) distributions to Holders of Claims, including Holders of Secured Claims, (2) resolution of Disputed Claims and Equity Interests, (3) allowance of certain Claims, and (4) retention of this Court’s jurisdiction, thereby satisfying the requirements of sections 1123(b)(5) and (6) of the Bankruptcy Code.

xiii. Releases, Exculpation Provision, and Injunction Provision. The Bankruptcy Court has jurisdiction under sections 1334(a) and 1334(b) of the Judicial Code and authority under section 105 of the Bankruptcy Code to approve each of releases granted by the Debtors (the “Debtor Release”), release of the Released Parties by the Releasing Parties (the “Third Party Release”), exculpation for the Exculpated Parties (the “Exculpation Provision”), and the injunction of certain Claims and Causes of Action (the “Injunction Provision”). As has been established based upon the evidence presented at the Confirmation Hearing, such provisions (a) were given in exchange for good, valuable, and adequate consideration after due notice and opportunity for hearing, (b) are appropriately tailored under the facts and circumstances of the Chapter 11 Cases, (c) were integral to the agreements among the various parties in interest and are essential to the formulation and implementation of the Plan, as provided in section 1123 of the Bankruptcy Code, (d) confer substantial benefits on the Estates, (e) are fair, equitable, and reasonable, (f) are in the best interests of the Debtors, the Estates, and parties in interest, and (g) are consistent with sections 105, 1123, and 1129 and any other applicable provisions of the Bankruptcy Code. Further, the failure to implement the Debtor Release, Third Party Release, Exculpation Provision and Injunction Provision would impair the Debtors’ ability to confirm and implement the Plan.

xiv. The Debtor Release represents a valid exercise of the Debtors’ business judgment. The Released Parties provided good and valuable consideration in exchange for the releases, including, among other things, services during the Chapter 11 Cases, agreements to materially impair certain secured claims while leaving General Unsecured Claims Unimpaired, settlements of certain disputes with respect to their Claims and the provision of mutual releases from potential claims and Causes of Action of each Releasing Party and/or support for the consensual restructuring as set forth in the Plan.

xv. The Third-Party Release contained in the Plan is (i) within the jurisdiction of the Court under 28 U.S.C. § 1334, (ii) given and made after due notice and an opportunity to object and be heard with respect thereto, as the Combined Notice sent to all parties in interest entitled to notice pursuant to the Scheduling Order (including those not entitled to vote on the Plan) and published in USA Today, on June 13, 2024, and the Notice of Non-Voting Status sent to all Holders of Impaired Claims in the Non-Voting Classes, in

each case, unambiguously stated that (x) the Plan contains certain release, exculpation, and injunction provisions, and (y) affected parties may object to the Third Party Release, and, therefore, such releases are consensual; (iii) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code; and (iv) a bar to any of the Releasing Parties asserting any released claim against any of the Released Parties as and to the extent provided for in the Plan and this Confirmation Order.

xvi. The Exculpation Provision appropriately affords protection to those parties who constructively participated in and contributed to the Debtors’ chapter 11 process consistent with their duties under the Bankruptcy Code, and it is appropriately tailored to protect the Exculpated Parties from inappropriate litigation. The Exculpation Provision granted under the Plan is reasonable in scope as it does not relieve any party of liability for an act or omission to the extent such act or omission is determined by Final Order to constitute gross negligence, willful misconduct, or actual fraud.

xvii. The Injunction Provision is essential to the Plan and is necessary to implement the Plan and to preserve and enforce the Debtor Release, the Third Party Release, the Exculpation Provision, and discharge provisions of the Plan. The Injunction Provision is appropriately tailored to achieve those purposes.

xviii. The record of the Confirmation Hearing is sufficient to support the Debtor Release, Third Party Release, Exculpation Provision and Injunction Provision. Accordingly, based upon the representations of the parties and the evidence proffered, adduced or presented at the Confirmation Hearing, the Debtor Release, Third Party Release, Exculpation Provision and Injunction Provision are consistent with the Bankruptcy Code and applicable law.

xix. Cure of Defaults (11 U.S.C. § 1123(d)). Section 5.5 of the Plan provides for the satisfaction of default claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

N. The Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code. Specifically: (i) each of the Debtors is an eligible debtor under section 109 of the Bankruptcy Code; and (ii) the Debtors have complied with all other applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court, and in transmitting the Plan, the Plan Supplement, the Disclosure Statement, the Ballots, and related documents and notices, and in soliciting and tabulating the votes on the Plan, the Debtors have complied with the applicable provisions of the Bankruptcy Code (including sections 1125 and 1126(b)), the Bankruptcy Rules, the Local Rules, applicable non-bankruptcy law, and the Scheduling Order.

O. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Debtors have proposed the Plan and the Restructuring Transactions (and all documents necessary to effectuate the Plan (including the Plan Supplement)) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Disclosure Statement, and the record of the Combined Hearing and other proceedings held in these Chapter 11 Cases. The Plan was proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ estates and to effectuate a successful reorganization of the Debtors. The Plan (including all documents necessary to effectuate the Plan and Restructuring Transactions), was negotiated at arm’s length and in good faith. Further, the Plan’s classification, indemnification, exculpation, release, discharge, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 524, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each necessary for the Debtors’ successful reorganization.

P. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’ professionals in connection with these Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, including from the Professional Fee Escrow Account, has been approved by, or is subject to the approval of, the Court are reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

Q. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identity of the person(s) proposed to serve as the initial director(s) of the Reorganized Debtors upon the Effective Date of the Plan have been disclosed and existing officers will remain in place upon the Effective Date. No director(s) of the Reorganized Debtors shall have been affiliated with the Debtors prior to the Confirmation Date. These appointments are consistent with public policy and the interests of creditors and future equity holders. Accordingly, the Debtors have satisfied section 1129(a)(5) of the Bankruptcy Code.

R. No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for rate changes by any of the Reorganized Debtors. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in these Chapter 11 Cases.

S. Best Interest of Creditors (11 U.S.C. § 1129(a)(7)). The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached to the Disclosure Statement as Exhibit C and other evidence proffered or adduced at the Combined Hearing (i) are persuasive and credible, (ii) are based on appropriate assumptions and valid analysis and methodology, (iii) have not been controverted by other evidence, and (iv) establish that each Holder of an Impaired Claim or Equity Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

T. Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). Class 1 (Other Priority Claims), Class 2 (Other Secured Claims), Class 4 (Secured Notes Claims), and Class 5 (General Unsecured Claims) are Classes of Unimpaired Claims that are conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. Class 3 (Secured Term Loan Claims) is an Impaired Class that has voted to accept the Plan in accordance with sections 1126(b) and (c) of the Bankruptcy Code, without regard to the votes of insiders of the Debtors. Class 6 (Intercompany Claims) and Class 7 (Intercompany Interests) are Classes of Claims or Equity Interests that are conclusively deemed to have rejected the Plan in accordance with section 1126(g) of the Bankruptcy Code or conclusively presumed to have accepted the Plan according to section 1126(f) of the Bankruptcy Code. Class 8 (Equity Interests and Section 510(b) Claims) is a Class of Impaired Claims or Equity Interests that is conclusively deemed to have rejected the Plan in accordance with section 1126(g) of the Bankruptcy Code. Notwithstanding the foregoing, the Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

U. Treatment of Unclassified Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, Priority Tax Claims, and Professional Fee Claims pursuant to Article II of the Plan satisfies the requirements of sections 1129(a)(9) of the Bankruptcy Code.

V. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). As evidenced by the Voting Declaration, Class 3 (Secured Term Loan Claims) is a Class of Impaired Claims that has voted to accept the Plan by the requisite majorities set forth in the Bankruptcy Code, determined without including any acceptance of the Plan by any insider, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

W. Feasibility (11 U.S.C. § 1129(a)(11)). The information contained in the Disclosure Statement, the financial projections attached to the Disclosure Statement as Exhibit E, the Kim Declaration, and the Scroggins Declaration, and the evidence proffered or adduced at the Combined Hearing (i) are persuasive and credible, (ii) are based on appropriate assumptions and valid analysis and methodology, (iii) have not been controverted by other evidence, and (iv) establish that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and their business in the ordinary course, and that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

X. Payment of Fees (11 U.S.C. § 1129(a)(12)). All fees currently payable under 28 U.S.C. § 1930, as determined by the Bankruptcy Code, have been or will be paid on or before the Effective Date pursuant to sections 2.4 and 11.3 of the Plan, thereby satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

Y. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). In accordance with Plan section 4.10, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. The Plan therefore satisfies section 1129(a)(13) of the Bankruptcy Code.

Z. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). None of the Debtors are required by a judicial or administrative order, or by statute, to pay a domestic support obligation. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

AA. Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals, and accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

BB. No Applicable Non-Bankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtors are each a moneyed, business, or commercial corporation, and accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

CC. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). The classification and treatment of Claims and Interests in Class 6 (Intercompany Claims), Class 7 (Intercompany Interests), and Class 8 (Equity Interests and Section 510(b) Claims), which are (or may be) deemed to have rejected the Plan, is proper pursuant to section 1122 of the Bankruptcy Code, does not discriminate unfairly, and is fair and equitable pursuant to section 1129(b)(1) of the Bankruptcy Code. There is no Class of Claims or Interests junior to the Holders of Claims and Interests in Class 6, Class 7 and Class 8 that will receive or retain property under the Plan on account of their Claims or Interests. Accordingly, the Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to each Class that is deemed to have rejected the Plan. Thus, the Plan satisfies section 1129(b) of the Bankruptcy Code with respect to Class 6, Class 7, and Class 8.

DD. Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only plan filed in each of these Chapter 11 Cases, and accordingly, section 1129(c) of the Bankruptcy Code is satisfied.

EE. Principal Purpose of the Plan (11 U.S.C. § 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and no governmental unit (as defined in section 101(27) of the Bankruptcy Code) has objected to the confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of section 1129(d) of the Bankruptcy Code.

FF. Small Business Case (11 U.S.C. § 1129(e)). Section 1129(e) is inapplicable because these Chapter 11 Cases do not qualify as small business cases thereunder.

GG. Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Court in these Chapter 11 Cases, including evidence presented at the Combined Hearing, the Debtors, the Consenting Lenders, and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable law, rule, or regulation governing the adequacy of disclosure in connection with all of their respective activities relating to support of the Plan and this Confirmation Order, including solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

HH. Satisfaction of Confirmation Requirements. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

II. Likelihood of Satisfaction of Conditions Precedent to the Effective Date. Each of the conditions precedent to the Effective Date, as set forth in the Plan, has been or is reasonably likely to be satisfied or waived in accordance with the Plan.

JJ. Implementation. All documents necessary to implement the Plan, including the exhibits thereto, the documents contained in the Plan Supplement, and all other documents contemplated or required to be entered into and executed to effectuate the Restructuring Transactions in accordance with the Plan and the Plan Supplement are essential elements of the Plan, have been negotiated in good faith and at arms’ length and shall, upon completion of documentation and execution, by valid, binding, and enforceable agreements.

KK. Good Faith. The Debtors and the Released Parties will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions, and transfers set forth therein, including the Plan Supplement, and the settlement of any other Claims and Equity Interests pursuant to the Restructuring Transactions and (ii) take any actions authorized and directed by this Confirmation Order.

LL. Valuation. Based on the valuation analysis attached to the Disclosure Statement as Exhibit D, and discussed in further detail in the Scroggins Declaration, the valuation implied by the Restructuring Transactions is the best measure of the Reorganized Debtors’ value given the facts and circumstances of these Chapter 11 Cases.

MM. Waiver of Stay. Under the circumstances, it is appropriate that the 14-day stay imposed by the Bankruptcy Rules 3020(e) and 7026(a) be waived.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1. Findings of Fact and Conclusions of Law. The recitals, findings of fact and conclusions of law above are hereby incorporated by reference as though fully set forth herein and constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by this Bankruptcy Court at the Combined Hearing in relation to approval of the Disclosure Statement or confirmation of the Plan are hereby incorporated into this Confirmation Order.

2. Confirmation of the Plan. The Plan, attached hereto as Exhibit A, and each of its provisions, is hereby confirmed under section 1129 of the Bankruptcy Code. The Debtors are authorized to enter into and execute all documents and agreements related to the Plan (including all exhibits and attachments thereto and documents referred to therein), and the execution, delivery, and performance thereafter by the Reorganized Debtors, are hereby approved and authorized. The terms of the Plan (including all exhibits and attachments thereto and documents referred to therein) are incorporated herein by reference and are an integral part of this Confirmation Order. The terms of the Plan, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date.

3. Approval of the Disclosure Statement. The Disclosure Statement contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein is approved in all respects.

4. Objections. All objections, responses to, and statements and comments, if any, in opposition to the Plan or the Disclosure Statement, other than those resolved or withdrawn with prejudice in their entirety prior to, or on the record at, the Combined Hearing, shall be, and hereby are, overruled in their entirety. All objections to approval of the Disclosure Statement or Confirmation of the Plan not filed and served prior to the applicable objection deadline, if any, are deemed waived and shall not be considered by this Court. All parties have had a full and fair opportunity to litigate all issues raised or that might have been raised in the objections to approval of the Disclosure Statement and Confirmation of the Plan, and the objections have been fully and fairly litigated or resolved, including by agreed-upon provisions as set forth in this Confirmation Order. All withdrawn objections are deemed withdrawn with prejudice.

5. Deemed Acceptance of the Plan as Modified. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to accept the Plan, including any modifications made pursuant to the terms of the Plan after solicitation and prior to entry of this Confirmation Order. The Debtors are hereby authorized to amend and modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, without further order of this Court, subject to the consent rights set forth in the Plan and RSA.

6. Omission of Reference to Particular Plan Provisions. The failure specifically to include or to refer to any particular article, section, or provision of the Plan, or the Plan Supplement in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provisions, it being the intent of the Court that the Plan and any related documents be confirmed and approved in their entirety.

7. Restructuring Transactions. This Confirmation Order shall, and shall be deemed to, pursuant to both sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including but not limited to the Restructuring Transactions.

8. Corporate Action. On the Effective Date, all actions contemplated by the Plan (whether to occur before, on, or after the Effective Date) shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Equity Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including: (i) the selection of the directors and officers of each of the Reorganized Debtors, including the appointment of the Reorganized Board; (ii) the distribution of the New Equity Interests as provided herein or in the Plan Supplement; (iv) the execution and entry into and delivery of the Amended Secured Term Loan Credit Documents; (iv) the implementation of the Restructuring Transactions; (v) the adoption and/or filing of the New Corporate Governance Documents; (vi) the assumption or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date); and (vii) all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have timely occurred and shall be in effect and shall be authorized and approved in all respects without any requirement of further action by the directors, officers, managers or shareholders of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, certificates of incorporation, operating agreements, and instruments contemplated by the Plan and the Plan Supplement (or necessary or desirable to effect the transactions contemplated by the Plan and the Plan Supplement) in the name of and on behalf of the Reorganized Debtors, including the New Equity Interests, the Amended Secured Term Loan Credit Documents, the Definitive Documents, and any and all agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Section 4.6 of the Plan shall be effective notwithstanding any requirements under non-bankruptcy Law.

9. Vesting of Assets. Except as otherwise provided in the Plan, the Plan Supplement, or any agreement, instrument, or other document incorporated into the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. Subject to the terms of the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Claims), Equity Interests, and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

10. Cancellation of Existing Securities and Agreements. On the Effective Date, except as otherwise specifically provided for in the Plan, the Plan Supplement, or this Confirmation Order: (i) each certificate, share, note, bond, agreement, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors or their non-Debtor Affiliates giving rise to any Claim or Equity Interest, including Secured Notes Documents (but excluding such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors and their non-Debtor Affiliates relating to the Amended Secured Term Loan Credit Documents or that are specifically Reinstated pursuant to the Plan, if any) and all Equity Interests, Section 510(b) Claims and any securities or rights exchangeable or exercisable for Equity Interests outstanding prior to Consummation shall be cancelled, terminated and of no further force or effect, without further act or action, and the Debtors, their non-Debtor Affiliates and the Reorganized Debtors and their Affiliates shall not have any continuing obligations thereunder; and (ii) the obligations of the Debtors and their non-Debtor Affiliates pursuant, relating, or pertaining to any agreements, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated or assumed pursuant to the Plan, if any) shall be released and discharged; provided, however, that notwithstanding anything to the contrary in Section 4.11 of the Plan, the Secured Term Loan Credit Agreement shall be amended pursuant to the terms of the Plan and the Amended Secured Term Loan Credit Documents and shall not be released or discharged.

11. Authorization of Entry into the Amended Secured Term Loan Credit Agreement and Amended Secured Term Loan Credit Documents. On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors and the Debtors’ non-Debtor Affiliates that were obligors under the Secured Term Loan Credit Agreement as of the Petition Date are authorized to execute and deliver the Amended Secured Term Loan Credit Agreement and Amended Secured Term Loan Credit Documents, as applicable. Upon the Effective Date, the

Amended Secured Term Loan Credit Documents (including all transactions contemplated thereby and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtors and any of the Debtors’ applicable non-Debtor Affiliates in connection therewith, including the payment of all fees, indemnities and expenses provided for therein) shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors and the Debtors’ non-Debtor Affiliates that were obligors under the Secured Term Loan Credit Agreement as of the Petition Date, enforceable in accordance with their terms. The financial accommodations that continue to be extended pursuant to the Amended Secured Term Loan Credit Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. All of the Liens and security interests granted in accordance with the Amended Secured Term Loan Credit Documents (including the Liens and security interests granted prior to the Petition Date): (a) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Amended Secured Term Loan Credit Documents; (b) shall automatically be deemed to continue to be perfected, subject only to such Liens and security interests as may be permitted under the Amended Secured Term Loan Credit Documents; and (c) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granting such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to confirm and ratify the establishment and perfection of such Liens and security interests under the provisions of the applicable state, provincial, federal, or other Law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that deemed continued existence and perfection shall occur automatically by virtue of the entry of this Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such continued Liens and security interests to third parties.

12. Issuance of New Equity Interests. The Reorganized Debtors are authorized and empowered, without further approval of this Court or any other party, to take such actions and to perform such acts as may be necessary, desirable, or appropriate to implement the issuance of the New Equity Interests in accordance with the Plan and Plan Supplement, to make all filings and recordings, and to obtain any and to execute and deliver all agreements, documents, securities, instruments, and certificates relating thereto.

13. New Corporate Governance Documents. On the Effective Date, or as soon thereafter as is reasonably practicable, the Reorganized Debtors’ respective certificates of incorporation and bylaws (and other analogous formation and constituent documents) shall be amended, amended and restated or replaced as may be required to be consistent with the provisions of the Plan and the Amended Secured Term Loan Credit Documents, as applicable, and the Bankruptcy Code. The New Corporate Governance Documents shall, among other things: (a) authorize the issuance of the New Equity Interests; (b) authorize the execution, entry into and delivery of the Amended Secured Term Loan Credit Documents; and (c) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities. Subject to Section 4.9 of the Plan, each Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the Laws of its respective jurisdiction of formation and the terms of the New Corporate Governance Documents and the Plan.

14. Exemption from Certain Transfer Taxes and Recording Fees. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; or (d) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any Stamp or Similar Tax.

15. Directors and Officers of the Reorganized Debtors. The designation of the members of the Reorganized Board as set forth in the Plan Supplement is approved and shall be effective as of the Effective Date without further action by any party. As of the Effective Date, the terms of the current members of CalAmp’s board of directors or other governing body shall expire, such current members of the CalAmp board of directors shall be deemed to have resigned. Except to the extent that a member of the board of directors or board of managers, or the sole manager, as applicable, of a Debtor is designated in the Plan Supplement to serve as a director, manager or sole manager of such Reorganized Debtor on the Effective Date, the members of the board of directors or board of managers, or the sole manager, as applicable, of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date, and each such director, manager, or sole manager shall be deemed to have resigned or shall otherwise cease to be a director, manager or sole manager of the applicable Debtor on the Effective Date. Each of the directors, managers, sole managers and officers of each of the Reorganized Debtors shall serve pursuant to the terms of the organizational documents of such Reorganized Debtor and may be designated, replaced or removed in accordance with such applicable organizational documents.

16. Effectuating Documents; Further Transactions. Prior to, on, and after the Effective Date, the Debtors and Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the boards of directors or managers and directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of the Plan, the Amended Secured Term Loan Credit Documents, and any securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant to the Plan and this Confirmation Order.

17. Treatment of Executory Contracts and Unexpired Leases. The provisions governing treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan shall be, and hereby are, approved in their entirety. For the avoidance of doubt, the Reorganized Debtors shall assume all Executory Contracts and Unexpired Leases, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease: (a) was assumed or rejected previously by the Debtors; (b) previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to reject Filed on or before the Effective Date; or (d) is identified on the Rejected Executory Contract and Unexpired Leases Schedule. This Confirmation Order shall constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments. Notwithstanding anything to the contrary in the Plan, the Debtors (with the reasonable consent of the Required Consenting Lenders) or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify or supplement the Rejected Executory Contracts and Unexpired Leases Schedule at any time through and including the Effective Date.

18. Claims Based on Rejection of Executory Contracts and Unexpired Leases. This Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan or the Rejected Executory Contract and Unexpired Leases Schedule, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or this Confirmation Order, if any, must be Filed with the Claims, Noticing, and Solicitation Agent at the address specified in any notice of entry of the Confirmation Order and served on the Reorganized Debtors no later than thirty (30) days after the effective date of such rejection.

19. Distributions. All distributions pursuant to the Plan shall be made in accordance with Article VI of the Plan, and such methods of distribution are hereby approved. The Reorganized Debtors shall have no duty or obligation to make distributions to any Holder of an Allowed Claim unless and until such Holder executes and delivers, in a form acceptable to the Reorganized Debtors, any and all documents applicable to such distributions in accordance with Article VI of the Plan.

20. Release of Liens. The Release of Liens provision set forth in Article 9.7 of the Plan is hereby approved. On the Effective Date and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests in respect of the Secured Notes or any other indebtedness existing as of the Petition Date against any property of the Debtors, their Estates and the Debtors’ Non-Debtor Affiliates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns.

21. Conditions Precedent to Effective Date. The provisions governing the conditions precedent to the Effective Date set forth in Article VIII of the Plan shall be, and hereby are, approved in their entirety. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order, subject to satisfaction or waiver of such provisions pursuant to their terms.

22. Discharge, Releases, Injunction, Exculpation and Related Provisions. Section 9.1 (Discharge of Claims and Termination of Equity Interests; Compromise and Settlement of Claims, Equity Interests, and Controversies), section 9.2 (Releases), section 9.3 (Exculpation and Limitation of Liability), section 9.4 (Injunction), and related provisions of the Plan are hereby approved and authorized in their entirety.

23. Notice of Confirmation Order and Effective Date. In accordance with Bankruptcy Rules 2002 and 3020(c), the Reorganized Debtors shall file with the Bankruptcy Court the Notice of Entry of Order Confirming the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, substantially in the form attached hereto as Exhibit B (the “Notice of Confirmation Order”), informing parties in interest of, among other things, entry of the Confirmation Order and the occurrence of the Effective Date. The Reorganized Debtors shall serve the Notice of Confirmation Order on all: (a) known Holders of Claims and Equity Interests; (b) parties that requested notice in accordance with Bankruptcy Rule 2002; and (c) other parties on whom the Combined Hearing Notice was served as soon as practicable after the occurrence of the Effective Date. The form of the Notice of Confirmation Order is hereby approved. Notice need not be given or served to any Entity for whom any prior notices sent during these Chapter 11 Cases have been returned as undeliverable, unless the Debtors have been informed in writing by such Entity of that Entity’s new address. The notice described herein is adequate and appropriate and no other or further notice is necessary.

24. Professional Fee Claims. On the Effective Date, the Reorganized Debtors shall establish (if not already established) and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained solely for the benefit of the Retained Professionals. Subject to the rights of the Reorganized Debtors to such remaining amount, if any, in the Professional Fee Escrow Account, such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. No Liens, Claims, or Equity Interests shall encumber the Professional Fee Escrow Account in any way, subject to any remaining amount in the Professional Fee Escrow Account being promptly paid to the Reorganized Debtors after all Allowed amounts owing to Retained Professionals have been paid in full. The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals from funds held in the

Professional Fee Escrow Account when such Professional Fee Claims are Allowed by an Order of the Bankruptcy Court. In no event shall the Reorganized Debtors be obligated to satisfy Professional Fee Claims to the extent that the Professional Fee Escrow Account is insufficient to satisfy the Professional Fee Claims. Any remaining amount in the Professional Fee Escrow Account, following payment of all Allowed Professional Fee Claims shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court or any other Entity.

25. Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Reorganized Debtors shall pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by such Debtor or Reorganized Debtor (as applicable) on or after the Effective Date in the ordinary course of business and without any further notice to or action, order or approval of the Bankruptcy Court. The Reorganized Debtors shall pay, within ten (10) Business Days after submission of a detailed invoice to the Reorganized Debtors, such reasonable Claims for compensation or reimbursement of expenses incurred by the Retained Professionals of the Debtors. From and after the Effective Date, any requirement that Retained Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Debtor or Reorganized Debtor (as applicable) may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

26. Restructuring Expenses. On the Effective Date, the Reorganized Debtors shall pay in full in Cash the Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with the Plan. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On the Effective Date, invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay, when due and payable in the ordinary course, Restructuring Expenses related to implementation, consummation, and defense of the Plan, whether incurred before, on or after the Effective Date.

27. Utility Order. On or as reasonably practicable after the Effective Date, and only after all postpetition, but pre-Effective Date, Claims on account of utility services have been paid and any disputes with respect to such Claims have been resolved, the Reorganized Debtors are authorized to withdraw the funds held in the segregated account pursuant to the Final Order (I) Approving Debtors’ Proposed Form of Adequate Assurance of Payment, (II) Establishing Procedures for Resolving Objections by Utility Companies, (III) Prohibiting Utility Companies from Altering, Refusing, or Discontinuing Services, and (IV) Granting Related Relief] [Docket No. 97] (the “Utility Order”), and the Reorganized Debtors shall have no further obligations to comply with the Utility Order. If applicable, all utilities, including any Person or Entity that received a deposit or other form of adequate assurance of performance under section 366 of the Bankruptcy Code during these Chapter 11 Cases in compliance with the Utility Order, including the Adequate Assurance Procedures, or otherwise, must return such deposit or other form of adequate assurance of performance to the Reorganized Debtors within 30 days of the Effective Date.

28. Reporting. After the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to provide any reports to any parties otherwise required under the “first” day orders and any “second” day orders entered in the Chapter 11 Cases.

29. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan (including the Restructuring Transactions), the Plan Supplement, and Disclosure Statement, any documents, instruments, or agreements (including the New Corporate Governance Documents), and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan (including the Restructuring Transactions), the Plan Supplement, and the Disclosure Statement.

30. Termination of Challenge Period. The time within which any committee, chapter 7 or chapter 11 trustee, or any other party in interest may commence a Challenge (as defined in the final order of this court authorizing use by the Debtors of cash collateral [Docket No. 105] (the “Cash Collateral Order”)) shall be deemed terminated as of the date of entry of this Confirmation Order, and the stipulations, admissions, findings, and releases contained in the Cash Collateral Order are and shall be binding on the Debtors, their Estates, all other parties in interest, and each such party’s successors and assigns.

31. Retention of Jurisdiction. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of or related to these Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including, among other things, jurisdiction to take the actions specified in Article X of the Plan; provided, however, that consistent with Section 7.1(a) of the Plan, the Reorganized Debtors may resolve any disputes with respect to the Allowed amount of a Holder’s Claim through judicial means outside the jurisdiction of this Court to the extent any such dispute cannot be resolved consensually.

32. Immediate Binding Effect. Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims and Equity Interests (irrespective of whether Holders of such Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases.

33. Payment of Statutory Fees. As set forth in Section 11.3 of the Plan, the Debtors and the Reorganized Debtors, as applicable, shall pay all quarterly fees under 28 U.S.C § 1930(a), plus any interest due and payable under 31 U.S.C. § 3717 on all disbursements, including Plan payments and disbursements in and outside the ordinary course of the Debtors’ or Reorganized Debtors’ business, for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

34. Severability. Each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified except in accordance with Article X of the Plan; and (c) nonseverable and mutually dependent.

35. Controlling Document. In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in this Confirmation Order). In the event of an inconsistency between this Confirmation Order and any of the Plan, the Disclosure Statement, or the Plan Supplement, this Confirmation Order shall control.

36. Waiver of Stay of Confirmation Order. Notwithstanding any Bankruptcy Rule (including, without limitation, Bankruptcy Rules 3020(e), 6004(h), 6006(d), and 7062), this Confirmation Order is effective immediately and not subject to any stay, sufficient cause having been shown. This Confirmation Order shall be a Final Order and the period in which an appeal must be filed will commence upon the entry of this Confirmation Order.

37. SEC. Notwithstanding any language to the contrary in the Disclosure Statement, Plan and/or this Confirmation Order, no provision shall (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceeding or investigations against any non-debtor person or non-debtor entity in any forum.

38. Celestica. Celestica LLC (“Celestica”) shall have an Allowed Class 5 General Unsecured Claim in the amount of $250,000, which shall be paid in full in Cash on the Effective Date, in accordance with section 3.3(e)(ii)(i) of the Plan and in full and final satisfaction of any General Unsecured Claim held by Celestica. For the avoidance of doubt, Celestica shall be a Released Party and a Releasing Party under the Plan.

39. Gartner. Gartner, Inc. (“Gartner”) shall have an Allowed Class 5 General Unsecured Claim in the amount of $40,000, which shall be paid in full in Cash on or before the Effective Date, in accordance with section 3.3(e) of the Plan and in full and final satisfaction of any General Unsecured Claim held by Gartner. For the avoidance of doubt, Gartner shall be a Released Party and a Releasing Party under the Plan.

40. Texas Taxing Authorities. For purposes of this Confirmation Order only, notwithstanding anything to the contrary in the Plan or this Confirmation Order, the prepetition Allowed Claims of the Texas Taxing Authorities3 with respect to ad valorem taxes secured by valid, senior, perfected, enforceable and nonavoidable liens as of the Petition Date (the “Texas Taxing Authority Claims”), if any, shall be classified, on the Effective Date, as Class 2 – Other Secured Claims. The Texas Taxing Authority Claims will be paid on the later of the Effective Date or when due pursuant to applicable non-bankruptcy law. The Texas Taxing Authority Claims shall include all accrued interest, if any, required to be paid under section 506(b) of the Bankruptcy Code through the date of payment. To the extent valid, senior, perfected, enforceable and nonavoidable as of the Petition Date, the prepetition tax liens of the Texas Taxing Authorities, if any, shall be expressly retained in accordance with applicable non-bankruptcy law until the applicable Texas Taxing Authority Claims are paid in full. Notwithstanding section 6.6 of the Plan, the Distribution Agent shall pay the Texas Taxing Authority Claims in full despite any claim amounts falling below the $100 threshold. All rights and defenses of the Debtors under applicable law are reserved and preserved with respect to such Texas Taxing Authority Claims.

[3]

For purposes of this Confirmation Order, the Texas Taxing Authorities are: Dallas County, Montgomery County, Tarrant County, Cameron County, Grayson County, Harris County ESD #02, Harris County ESD #60, Hidalgo County, City of Houston, Houston Community College System, Houston Independent School District, City of Humble, Lone Star College System, Matagorda County, City of McAllen, McLennan County, City of Pasadena, Polk County, Rio Grande City/Grulla Independent School District, San Marcos CISD, Smith County, Starr County, Potter County Tax Office, Tyler Independent School District, Hunt County et al., Woodlands Metro Center Municipal Utility District, Woodlands Road Utility District 1, Bay City Independent School District, Sheldon Independent School District, Pasadena Independent School District, Humble Independent School District, Brazoria County, et al., Santa Fe Independent School District, Galveston County Water Control and Improvement District, Lubbock Central Appraisal District, City of McGregor, McGregor Independent School District, Medina County and Hays County.

41. City of Edmonton. The City of Edmonton (“Edmonton”) shall be deemed to opt out of the releases contained in Article IX Section 9.2 of the Plan and shall not be considered a Releasing Party or Released Party. Nothing in the Plan, Plan Supplement, or this Confirmation Order shall impair Edmonton’s ability to assert any Claims; Causes of Action; right of setoff, counterclaim or recoupment; or pursue any other relief against the Debtors including, without limitation, in the actions captioned as CalAmp Corp. v. City of Edmonton, No. 2203 03819 (Can. A.R.) and City of Edmonton v. CalAmp Corp., No. 2203 04243 (Can. A.R.). Any and all rights of the Debtors to contest or dispute any such Claims or Causes of Action asserted by Edmonton are similarly preserved.

42. Flextronics. Flextronics Industrial Ltd. (“Flex”) shall be deemed to opt out of the releases contained in Article IX Section 9.2 of the Plan and shall not be considered a Releasing Party or Released Party. Nothing in the Plan, Plan Supplement, or this Confirmation Order shall impair Flex’s ability to assert any Claims; Causes of Action; right of setoff, counterclaim or recoupment; or pursue any other relief against the Debtors. Any and all rights of the Debtors to contest or dispute any such Claims or Causes of Action asserted by Flex are similarly preserved.

43. United States. Notwithstanding any provision in the Definitive Documents and this Confirmation Order: Nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-debtor from any right, claim, liability, defense or Cause of Action of the United States or any State or impairs the ability of the United States or any State to pursue any right, claim, liability, defense, or Cause of Action against any Debtor, Reorganized Debtor or non-debtor. Contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests of or with the United States or any State shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law. All rights, claims, liabilities, defenses or Causes of Action, of or to the United States or any State shall survive the Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, claims, liabilities, defenses or Causes of Action would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, that nothing in the Definitive Documents and this Confirmation Order shall alter any legal or equitable rights or defenses of the Debtors or the Reorganized Debtors under non-bankruptcy law with respect to any such claim, liability, or Cause of Action. Without limiting the foregoing, for the avoidance of doubt, nothing shall: (i) require the United States or any State to file any proofs of claim or administrative expense claims in the Chapter 11 Cases for any right, claim, liability, defense, or Cause of Action; (ii) affect or impair the exercise of the United States’ or any State’s police and regulatory powers against the Debtors, the Reorganized Debtors or any non-debtor; (iii) be interpreted to set cure amounts or to require the United States or any State to novate or otherwise consent to the transfer of any federal or state contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests; (iv) affect or impair the United States’ or any State’s rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtors or the Reorganized Debtors and such rights and defenses are expressly preserved; (v) constitute an approval or consent by the United States or any State without compliance with all applicable legal requirements and approvals under non-bankruptcy law; or (vi) relieve any party from compliance with all licenses and permits issued by governmental units in accordance with non-bankruptcy law.

44. Master Proof of Claim. The Indenture Trustee, on behalf of the Secured Notes Parties, may (but is not required to) file a consolidated proof of claim (the “Master Proof of Claim”) on account of any Secured Notes Claim. The Indenture Trustee may amend, supplement, or otherwise modify its Master Proof of Claim from time to time, to the extent permitted by applicable law. The Indenture Trustee shall not be required to file with a Master Proof of Claim any instruments, agreements, or other documents evidencing the obligations referenced in such Master Proof of Claim (including, without limitation, any Secured Notes Documents), which instruments, agreements, or other documents may be provided upon written request to counsel for the Indenture Trustee. No authorized Master Proof of Claim shall be disallowed, reduced, or expunged on the basis that it is Filed only against CalAmp Corp. For the avoidance of doubt, the provisions set forth in this paragraph and any Master Proof of Claim filed pursuant to the terms hereof are intended solely for the purpose of administrative convenience and shall not affect the substantive rights of any party-in-interest or their respective successors-in-interest, including, without limitation, the rights of any of the Secured Notes Parties.

EXHIBIT A

Plan

[Filed at Docket No. 124-1]

EXHIBIT B

Notice of Confirmation Order

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: CalAmp Corp., et al.,[1] Debtors.	Chapter 11 Case No. 24-11136 (LSS) (Jointly Administered)

NOTICE OF (I) ENTRY OF CONFIRMATION ORDER AND EFFECTIVE DATE OF

PLAN AND (II) ESTABLISHMENT OF CERTAIN DEADLINES

PLEASE TAKE NOTICE that on July [__], 2024, the Court entered the Findings of Fact, Conclusions of Law, and Order (I) Approving the Disclosure Statement for, and Confirming, the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, and (II) Granting Related Relief [Docket No. 233] (the “Confirmation Order”) confirming the Amended Joint Prepackaged Chapter 11 Plan of Reorganization of CalAmp Corp. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, attached thereto as Exhibit A (the “Plan”).2

PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on [_____], 2024.

PLEASE TAKE FURTHER NOTICE that requests for payment of Professional Fee Claims must be filed and served on the Reorganized Debtors by [_____], 2024, which date is forty-five (45) days after the Effective Date. Any objection to a request for payment of Professional Fee Claims must be filed and served on (i) the applicable professional and (ii) the Reorganized Debtors on or before the date that is twenty-one (21) days after the filing of such request for payment.

PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Order, the discharge, release, injunction, and exculpation provisions in Article IX of the Plan are now in full force and effect.

PLEASE TAKE FURTHER NOTICE that, as of the Effective Date, each Executory Contract and Unexpired Lease not listed on the Rejected Executory Contract and Unexpired Leases Schedule has been deemed assumed; provided, however, that if there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under the Plan.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number are: CalAmp Corp. (7070); CalAmp Wireless Networks Corporation (1740); LoJack Global LLC (4794); and Synovia Solutions LLC (2994). The Debtors’ service address is 15635 Alton Parkway, Suite 250, Irvine, CA 92618.

[2]	Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

PLEASE TAKE FURTHER NOTICE that any (i) requests for payment of Cure in connection with or (ii) objections to the assumption of an Executory Contract or Unexpired Lease must be filed with the Court on or before [______], 2024, which date is thirty (30) days after the Effective Date.

[PLEASE TAKE FURTHER NOTICE that any Claims arising from the rejection of an Executory Contract or Unexpired Lease must be (i) filed with Stretto, Inc. (the “Claims, Noticing, and Solicitation Agent”) at CalAmp Corp., et al., Solicitation Agent, c/o Stretto, 410 Exchange, Suite 100, Irvine, CA 92602. and served on the Reorganized Debtors no later than [_____], 2024, which date is thirty (30) days after the Effective Date.]

PLEASE TAKE FURTHER NOTICE that, if you would like to obtain a copy of the Confirmation Order, the Plan, the Plan Supplement, or related documents, then you should contact the Claims, Noticing, and Solicitation Agent, by: (a) calling the Claims, Noticing, and Solicitation Agent at (833) 469-1331 (Toll-Free) and (562) 513-2050 (International); (b) visiting the Debtors’ restructuring website at https://cases.stretto.com/CalAmp; or (c) emailing TeamCalAmp@stretto.com and requesting paper copies of the corresponding materials.

Dated: July 9, 2024

Respectfully submitted,
Wilmington, Delaware
/s/ DRAFT
L. Katherine Good (No. 5101)
Aaron H. Stulman (No. 5807)
Gregory J. Flasser (No. 6154)
POTTER ANDERSON & CORROON LLP
1313 N. Market Street, 6th Floor
Wilmington, Delaware 19801
Telephone: (302) 984-6000
Facsimile: (302) 658-1192
	Email:	kgood@potteranderson.com
astulman@potteranderson.com
gflasser@potteranderson.com

Counsel to the Debtors and Debtors in Possession

2